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EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






TO:      American IDC Corp.


         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 11, 2003 included in American IDC Corp.'s Annual Report on Form 10-KSB for the year ended December 31, 2002, and to all references to our Firm included in this Registration Statement.

                                    /s/ Russell Bedford Stefanou Mirchandani LLP
                                    --------------------------------------------
                                    Russell Bedford Stefanou & Mirchandani LLP



McLean, Virginia
July 25, 2003